UNITED STATES
                       SECURITITES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2004

                                  BH/RE, L.L.C.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-50689                    84-1622334
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)

885 Third Avenue, 34th Floor New York, New York                     10022
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (212) 371-2211


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 10, 2004, OpBiz, L.L.C. ("OpBiz"), a Nevada limited liability company and controlled subsidiary of BH/RE, L.L.C., entered into a Timeshare Purchase Agreement with Westgate Resorts, LTD. ("Westgate"), a Florida limited partnership, whereby OpBiz has agreed to sell approximately 4 acres of land adjacent to the Aladdin/Planet Hollywood Resort and Casino to Westgate, who plans to develop, market, manage and sell timeshare units on the land. Under the Timeshare Purchase Agreement, OpBiz will receive fees each year based on sales of timeshare units until the timeshare units are one hundred percent sold out.

     In addition, effective December 16, 2004, OpBiz entered into a long-term lease agreement whereby an entertainment company will be renovating and leasing certain theaters and related areas located at the Aladdin/Planet Hollywood Resort and Casino. The entertainment company will have the exclusive right to use, reconfigure, adapt, change and operate the leased premises.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     BH/RE, L.L.C.

December 17, 2004                                    By: /S/ Donna Lehmann
                                                         -----------------------
                                                         Donna Lehmann
                                                         Chief Financial Officer